UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

American Express Portfolio

On December 16, 2004, we purchased the following six office buildings constructed between 1975 and 2000 and leased them back to American Express Travel Related Services Company, Inc. and IDS Property Casualty Insurance Corporation (American Express Related Entities), containing a total of approximately 1,890,000 gross square feet.

Location	Approximate Square Feet	Lease Term	Approximate Purchase Price ($)
20022 N. 31st Avenue	337,439	10 years	54,000,000
Phoenix, AZ

20002 N. 19th Avenue	117,556	10 years	14,000,000
Phoenix, AZ

1001 N. 3rd Avenue	541,542	10 years	95,000,000
Minneapolis, MN

3500 Packerland Dr.	132,336	10 years	18,000,000
Depere, WI

7701 Airport Center	389,377	10 years	56,000,000
Greensboro, NC

777 American Expressway	376,348	10 years	63,000,000
Ft. Lauderdale, FL

Total	1,894,598		300,000,000

We purchased this American Express Portfolio from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $300,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $158 per square foot of leasable space.

We purchased these properties with our own funds. However, we expect to place financing on the properties at a later date.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

One tenant, American Express Related Entities, will lease 100% of the total gross leasable area of each property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
	Approximate	% of Total Gross Square Feet of	Estimated	Base Rent Per Square	Estimated *
Lessee/	Gross	each	Annual	Foot Per	Lease	Term
Location	(Sq. Ft.)	Property	Rent ($)**	Annum ($)	Beginning	To

20022 N. 31st Avenue	337,439	100	3,505,734	10.39	12/04	11/14
Phoenix, AZ

20002 N. 19th Avenue	117,556	100	908,894	7.73	12/04	11/14
Phoenix, AZ

1001 N. 3rd Avenue	541,542	100	6,167,495	11.39	12/04	11/14
Minneapolis, MN

3500 Packerland Dr.	132,336	100	1,168,578	8.83	12/04	11/14
Depere, WI

7701 Airport Center	389,377	100	3,635,576	9.34	12/04	11/14
Greensboro, NC

777 American Expressway	376,348	100	4,090,023	10.87	12/04	11/14
Ft. Lauderdale, FL

*   Estimated lease term - Lease term to commence on date of sale of the property and have a primary ten year term. Tenant can exercise up to six five-year options on each property.

** Estimated annual rent for the first five years of the primary term.

For federal income tax purposes, the depreciable basis in these properties will be approximately $222,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

No financial statements will be filed for the six American Express Portfolio properties as the acquisition of these properties does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	December 16, 2004